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                                                                  [EXHIBIT 8(v)]

                      AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG
                      MERRILL LYNCH LIFE INSURANCE COMPANY,
                                AIM EQUITY FUNDS
                                       AND
                            A I M DISTRIBUTORS, INC.


         THIS AMENDMENT to the Participation Agreement between Merrill Lynch Life Insurance Company (the "Company") and AIM Equity Funds (the "Fund") and A I M Distributors, Inc. ("Distributor") dated October 11, 2002 (the "Agreement"), is effective as of the 1st day of January, 2006.

                                   WITNESSETH:

         WHEREAS, the Company, the Fund and Distributor have entered into the Agreement regarding certain services to be provided by the Company as described within the Agreement; and

         WHEREAS, the Company, the Fund and Distributor desire to amend the Agreement to remove the Fund as a party.

         NOW THEREFORE, in consideration of the above premises, the Company and the Fund and Distributor hereby agree as follows:

1. Restating the first paragraph of the Agreement, in its entirety, as follows:

         THIS AGREEMENT, dated as of the 11th day of October, 2002 by and among Merrill Lynch Life Insurance Company (the "Company"), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (herein referred to individually and collectively as the "Account") and A I M Distributors, Inc. (the "Underwriter").

2. All references within the Agreement to the "Fund" shall mean those funds listed on Schedule B of the Agreement as may be amended from time to time.


         IN WITNESS WHEREOF, the Company, the Fund and Distributor have caused this amendment to be executed by their duly authorized officers effective as of the day and year first above written.

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
A I M DISTRIBUTORS, INC.                                      MERRILL LYNCH LIFE INSURANCE COMPANY


By:                                                           By:
    ----------------------------------------                      ----------------------------------------
Name:                                                         Name:
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Title:                                                        Title:
       -------------------------------------                         -------------------------------------
Date:                                                         Date:
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AIM EQUITY FUNDS

By:
    ----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------
Date:
      --------------------------------------
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